                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 1, 1998

                           EASTGROUP PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                  1-7094                                  13-2711135
         (Commission File Number)              (IRS Employer Identification No.)

           300 ONE JACKSON PLACE
          188 EAST CAPITOL STREET
              P.O. BOX 22728
           JACKSON, MISSISSIPPI                           39225-2728
 (Address of principal executive offices)                 (Zip Code)

                  Registrant's telephone number (601) 354-3555

          (Former name or former address, if changed since last report)

                                    FORM 8-K
                           EASTGROUP PROPERTIES, INC.


ITEM 5. OTHER EVENTS

         Subsequent to the year ended December 31, 1997 EastGroup has purchased or has under contract to purchase the following properties:


    Acquisition                                                                     Square          Acquisition     % leased at
       Date                     Property                   Location                  feet              Costs        acquisition
--------------------------------------------------------------------------------------------------------------------------------
2/18/98               Estrella Distribution Center        Phoenix, AZ               174,450          5,318,000          100%

3/6/98                Stemmons Distribution Center        Dallas, TX                 98,960          2,379,000          100%

3/9/98                51st Avenue Distribution            Phoenix, AZ                79,150          2,329,000           57%

4/2/98                Air Park Distribution Center        Memphis, TN                92,230          2,161,000          100%

Under Contract        America Plaza Distribution Center   Houston, TX               121,400          5,315,000          N/A

Under Contract        Wal-Mart Distribution Center        Tucson, AZ                162,478          5,754,000          N/A

Under Contract        World Houston 1&2 Distribution      Houston, TX               157,750          6,555,000          N/A
                      Center

Under Contract        Industry Distribution Center        Los Angeles, CA           572,224         22,567,000          N/A

Under Contract        Interstate Commerce Center          Ft Lauderdale, FL          84,901          3,281,000          N/A
                                                                               -------------------------------
                                                                                  1,543,543         55,659,000
                                                                               ===============================

         The $12,187,000 of completed purchases above were entirely funded with funds obtained under a working capital line of credit except the purchase of Estrella in which the Company assumed debt of approximately $2,614,000 for a portion of the total purchase price. In the proposed purchase of World Houston 1 and 2, the Company will assume debt of approximately $4,600,000.

         The remaining industrial properties under contract are expected to be funded with funds obtained under an acquisition line of credit with a local commercial bank with an interest rate of LIBOR plus 1.40%.

         The average rental rates of the leases approximate market rates and the Company expects minimal capital expenditures. EastGroup is not aware of any material factors relating to the acquisitions and probable acquisitions that would cause the reported financial information not to be necessarily indicative of future operating results.

         On June 1, 1998, EastGroup completed the acquisition of Meridian Point Realty Trust VIII Co. ("Meridian or Meridian VIII"), an equity REIT, which significantly expanded EastGroup's industrial portfolio. The Meridian VIII acquisition added 18 industrial properties totaling over 2.6 million square feet of leasable space in major Sunbelt markets. The Meridian acquisition was completed for an aggregate consideration of approximately $103.6 million, which included the Company's investment in Meridian VIII, estimated costs of the merger and the assumption of approximately $33.5 million of Meridian VIII's debt. The merger with Meridian will be accounted for using the purchase method of accounting. See note 3 to the Pro Forma Consolidated Balance Sheet for the details of the allocation of the purchase price. The difference between Meridian VIII's book value and EastGroup's cost is allocated to Meridian VIII's noncurrent assets based on a preliminary review of the respective fair values. Final allocations will be made based upon a final review of the properties. Any differences in the preliminary amounts and the final allocations are not expected to be material.

         The unaudited Pro Forma Consolidated Financial Statements that are attached hereto set forth the pro forma effects of the material acquisitions, material dispositions and the Meridian merger.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS

The following audited financial statements are filed herewith.


ESTRELLA DISTRIBUTION CENTER                                                         Page
----------------------------                                                         ----
Independent Auditors' Report                                                           5
Historical Summary of Gross Income and Direct Operating Expenses - for the year        6
  ended December 31, 1997 and three months ended March 31, 1998 (unaudited)
Notes to Historical Summary of Gross Income and Direct Operating Expenses              7

WAL-MART DISTRIBUTION CENTER
----------------------------
Independent Auditors' Report                                                           9
Historical Summary of Gross Income and Direct Operating Expenses - for the year       10
  ended December 31, 1997 and three months ended March 31, 1998 (unaudited)
Notes to Historical Summary of Gross Income and Direct Operating Expenses             11

WORLD HOUSTON 1 AND 2 DISTRIBUTION CENTER
-----------------------------------------

Independent Auditors' Report                                                          13
Historical Summary of Gross Income and Direct Operating Expenses - for the year       14
  ended December 31, 1997 and three months ended March 31, 1998 (unaudited)
Notes to Historical Summary of Gross Income and Direct Operating Expenses             15

INDUSTRY DISTRIBUTION CENTER
----------------------------

Independent Auditors' Report                                                          17
Historical Summary of Gross Income and Direct Operating Expenses - for the year       18
  ended December 31, 1997 and three months ended March 31, 1998 (unaudited)
Notes to Historical Summary of Gross Income and Direct Operating Expenses             19

 (B) PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

The following unaudited Pro Forma Consolidated Financial Statements are filed herewith:

EASTGROUP PROPERTIES, INC.
--------------------------

Pro Forma Consolidated Balance Sheet (Unaudited) - as of March 31, 1998               21
Pro Forma Consolidated Statement of Operations (Unaudited) - for the three            24
  months ended March 31, 1998
Pro Forma Consolidated Statement of Operations (Unaudited) - for the year ended       27
December 31, 1997

(C) EXHIBITS.

The following exhibit is included herein:

23(a) Consent of Independent Auditors                                                 31


                                    FORM 8-K

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EastGroup Properties, Inc.
                                          (Registrant)

Dated: June 1, 1998                       By: /s/ N. Keith McKey
                                          N. Keith McKey, CPA
                                          Executive Vice President,
                                          Chief Financial Officer,
                                          and Secretary

                                          /s/ Diane W. Hayman
                                          Diane W. Hayman, CPA
                                          Vice President and Controller

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.:

         We have audited the accompanying historical summary of gross income and direct operating expenses (Historical Summary) of Estrella Distribution Center (the Property) for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of EastGroup Properties, Inc.) as described in note 2 and is not intended to be a complete presentation of revenues and expenses.

         In our opinion, the historical summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 4 of Estrella Distribution Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




Jackson, Mississippi                      KPMG Peat Marwick LLP
April 30, 1998

                         ESTRELLA DISTRIBUTION CENTER
       HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                                (IN THOUSANDS)


                                                             Year Ended          Three Months Ended
                                                          December 31, 1997        March 31, 1998
                                                          -----------------      -------------------
                                                                                     (unaudited)
Gross income:
    Base rental income                                             $  484                   121
    Tenant expense reimbursements                                     193                    40
                                                                 --------               -------
                                                                      677                   161
                                                                 --------               -------
Direct operating expenses:
    Real estate and other taxes                                       148                    30
    Property management fees                                           18                     4
    Insurance                                                          15                     2
    Repairs and maintenance                                            10                     4
    Utilities                                                           4                     1
    Other                                                               4                     2
                                                                 --------               -------
                                                                      199                    43
                                                                 --------               -------
Excess of gross income over direct operating expenses              $  478                   118
                                                                 ========               =======


See accompanying notes to historical summary.

                          ESTRELLA DISTRIBUTION CENTER

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                        (UNAUDITED AS TO INTERIM PERIOD)

(1)  BUSINESS

         Estrella Distribution Center (Estrella) is an institutional quality bulk distribution warehouse located in Phoenix, Arizona. Estrella is a single warehouse with approximately 174,000 square feet of leasable space and is currently 100% leased by two tenants.

(2)  BASIS OF PRESENTATION

         The historical summary has been prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X (for inclusion in the Form 8-K of EastGroup Properties, Inc.) and is not a complete presentation of Estrella's revenues and expenses. The historical summary has been prepared on the accrual basis of accounting.

         The accompanying interim unaudited historical summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations (consisting only of normal recurring adjustments) necessary to present fairly the historical summary for the three months ended March 31, 1998 have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

         Management of Estrella has made estimates and assumptions relating to the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare the historical summary in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  GROSS INCOME

         Estrella leases warehouse space under various operating lease agreements with its tenants. All leases are accounted for as operating leases. Base rental income is recognized on a straight-line basis over the terms of the operating leases. These leases include provisions under which Estrella is reimbursed for certain common area maintenance costs, real estate taxes, insurance, utilities and certain other costs.

         A summary of minimum rents to be received from tenants under noncancellable operating leases in effect at December 31, 1997 follows:

                                         YEAR ENDING
                                         DECEMBER 31,
                                         ------------

                               1998                $  512,550
                               1999                   393,750
                               2000                   196,875
                                                   ----------

                                                   $1,103,175
                                                   ==========

(4)  DIRECT OPERATING EXPENSES

         Direct operating expenses include only those costs comparable to the proposed future operation of Estrella. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the historical summary.

         During 1997, Estrella was managed by Ellman Realty Corporation for a monthly fee of $1,500.


(5)  COMMITMENTS AND CONTINGENCIES

         In February 1998, EastGroup Properties, Inc. purchased Estrella.

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.:

         We have audited the accompanying historical summary of gross income and direct operating expenses (Historical Summary) of Wal-Mart Distribution Center (the Property) for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of EastGroup Properties, Inc.) as described in note 2 and is not intended to be a complete presentation of revenues and expenses.

         In our opinion, the historical summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 4 of Wal-Mart Distribution Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




Jackson, Mississippi                       KPMG Peat Marwick LLP
April 28, 1998

                         WAL-MART DISTRIBUTION CENTER
       HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                                (IN THOUSANDS)


                                                             Year Ended          Three Months Ended
                                                          December 31, 1997        March 31, 1998
                                                          -----------------      -------------------
                                                                                     (unaudited)
Gross income:
    Base rental income                                             $  601                   150
    Tenant expense reimbursements                                      23                     4
                                                                 --------               -------
                                                                      624                   154
                                                                 --------               -------
Direct operating expenses:
    Real estate and other taxes                                        19                     3
    Ground lease                                                       24                     6
    Other                                                               4                     1
                                                                 --------               -------
                                                                       47                    10
                                                                 --------               -------

Excess of gross income over direct operating expenses              $  577                   144
                                                                 ========               =======


See accompanying notes to historical summary.

                          WAL-MART DISTRIBUTION CENTER

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                        (UNAUDITED AS TO INTERIM PERIOD)


(1)  BUSINESS

         Wal-Mart Distribution Center (Wal-Mart Center), is a cross-dock warehouse located in southern Tucson, Arizona. Wal-Mart Center is a single warehouse with approximately 162,000 square feet of leasable space and is currently 100% leased by one tenant. The warehouse was not occupied during 1997; however, all rental payments were made by the tenant.

(2)  BASIS OF PRESENTATION

         The historical summary has been prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X (for inclusion in the Form 8-K of EastGroup Properties, Inc.) and is not a complete presentation of Wal-Mart Center's revenues and expenses. The historical summary has been prepared on the accrual basis of accounting.

         The accompanying interim unaudited historical summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations (consisting only of normal recurring adjustments) necessary to present fairly the historical summary for the three months ended March 31, 1998 have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

         Management of Wal-Mart Center has made estimates and assumptions relating to the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare the historical summary in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  GROSS INCOME

         Wal-Mart Center leases warehouse space under one operating lease agreement with one tenant. The lease is accounted for as an operating lease. Base rental income is recognized on a straight-line basis over the term of the operating lease. During 1997 the warehouse was not occupied; however, all rental payments were made by the tenant. The lease contains a one-time cancellation clause effective March 2000. To cancel, the tenant must give twelve months written notice and pay $812,000 at the time of notice. The lease includes provisions under which Wal-Mart Center is reimbursed for certain real estate and other taxes and other costs. Certain expenses are paid directly by the tenant. Management of Wal-Mart Center is attempting to collect reimbursement for prior ground lease expense from the tenant. Due to uncertainty of collection, the annual reimbursement for 1997 of approximately $24,000 has not been included in the historical summary.

         A summary of minimum rents to be received from the tenant under the operating lease in effect at December 31, 1997 follows:

                               YEAR ENDING DECEMBER 31,
                               ------------------------

                             1998                $  561,784
                             1999                   561,784
                             2000                   626,775
                             2001                   639,774
                             2002                   639,774
                             Later years          1,386,176
                                                 ----------

                                                 $4,416,067
                                                 ==========

(4)  DIRECT OPERATING EXPENSES

         Direct operating expenses include only those costs comparable to the proposed future operation of Wal-Mart Center. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the historical summary.

         Wal-Mart Center leases a land parcel that may be used as a parking area for trucks and trailers under an operating lease agreement for approximately $24,000 a year. The lease expires in February 2005 and contains two, five-year renewal options.

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.:

         We have audited the accompanying historical summary of gross income and direct operating expenses (Historical Summary) of World Houston 1 and 2 (the Property) for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of EastGroup Properties, Inc.) as described in note 2 and is not intended to be a complete presentation of revenues and expenses.

         In our opinion, the historical summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 4 of World Houston 1 and 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




Jackson, Mississippi                           KPMG Peat Marwick LLP
April 28, 1998

                                         WORLD HOUSTON 1 and 2
                    HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                                            (IN THOUSANDS)



                                                               YEAR ENDED              THREE MONTHS ENDED
                                                            DECEMBER 31, 1997           MARCH 31, 1998
                                                            -----------------           --------------
                                                                                          (UNAUDITED)
Gross income:
         Base rental income                                        $ 635                        159
         Tenant expense reimbursements                               198                         52
                                                                   -----                       ----
                                                                     833                        211
                                                                   -----                       ----

Direct operating expenses:
         Real estate taxes                                           132                         33
         Management fees                                              23                          6
         Insurance                                                     8                          5
         Utilities                                                    11                          3
         Repairs and maintenance                                       7                          3
         Security                                                     22                         10
         Other                                                         3                          3
                                                                   -----                       ----
                                                                     206                         63
                                                                   -----                       ----


Excess of gross income over direct operating expenses              $ 627                        148
                                                                   =====                       ====








See accompanying notes to historical summary.

                             WORLD HOUSTON 1 and 2

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                        (UNAUDITED AS TO INTERIM PERIOD)


(1)  BUSINESS

         World Houston 1 and 2 (World Houston) is located in Houston, Texas. World Houston is comprised of two warehouses with approximately 158,000 square feet of leasable space and is currently 100% leased by four tenants.

(2)  BASIS OF PRESENTATION

         The historical summary has been prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X (for inclusion in the Form 8-K of EastGroup Properties, Inc.) and is not a complete presentation of World Houston's revenues and expenses. The historical summary has been prepared on the accrual basis of accounting.

         The accompanying interim unaudited historical summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations (consisting only of normal recurring adjustments) necessary to present fairly the historical summary for the three months ended March 31, 1998 have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

         Management of World Houston has made estimates and assumptions relating to the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare the historical summary in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  GROSS INCOME

         World Houston leases warehouse space under various operating lease agreements with its tenants. All leases are accounted for as operating leases. Base rental income is recognized on a straight-line basis over the terms of the operating leases. The leases include provisions under which World Houston is reimbursed for certain common area maintenance costs, real estate taxes, insurance, utilities, and certain other costs.

         A summary of minimum rents to be received from tenants under noncancellable operating leases in effect at December 31, 1997 follows:

                                       YEAR ENDING
                                       DECEMBER 31,
                                       ------------

                                1998               $  618,804
                                1999                  618,804
                                2000                  618,804
                                2001                  584,703
                                2002                  452,845
                                Later years           970,274
                                                   ----------

                                                   $3,864,234
                                                   ==========

                                      15

(4)  DIRECT OPERATING EXPENSES

         Direct operating expenses include only those costs comparable to the proposed future operation of World Houston. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the historical summary.

         During 1997, World Houston was managed by owners, D&W/Insite World Houston, LP, for a fee based on three percent of gross receipts, as defined.

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.:

         We have audited the accompanying historical summary of gross income and direct operating expenses (Historical Summary) of Industry Distribution Center (the Property) for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of EastGroup Properties, Inc.) as described in note 2 and is not intended to be a complete presentation of revenues and expenses.

         In our opinion, the historical summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 4 of Industry Distribution Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




Jackson, Mississippi                             KPMG Peat Marwick LLP
May 19, 1998

                         INDUSTRY DISTRIBUTION CENTER
       HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                                (IN THOUSANDS)



                                                              YEAR ENDED                     THREE MONTHS ENDED
                                                           DECEMBER 31, 1997                   MARCH 31, 1998
                                                           -----------------                ------------------
                                                                                                (UNAUDITED)
Gross income:
        Base rental income                                      $        598                             235
        Tenant expense reimbursements                                     18                               6
        Miscellaneous                                                      4                               -
                                                                ------------                     -----------
                                                                         620                             241
                                                                ------------                     -----------

Direct operating expenses:
        Utilities                                                         13                              11
        Security                                                          61                              13
        Management fees                                                   19                               8
        Property taxes                                                   182                              46
        Insurance                                                         60                              15
        Other                                                              2                               2
                                                                ------------                     -----------
                                                                         337                              95
                                                                ------------                     -----------

Excess of gross income over direct operating expenses           $        283                             146
                                                                ============                     ===========


See accompanying notes to historical summary.

                          INDUSTRY DISTRIBUTION CENTER

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                        (UNAUDITED AS TO INTERIM PERIOD)


(1)  BUSINESS

         Industry Distribution Center (Industry) is located in City of Industry, California. Industry is a multi-tenant, cross-dock warehouse which has approximately 572,000 square feet of leasable space. The warehouse was completely refurbished in 1997 and, therefore, was not fully leased in 1997. Leasing activity increased in late 1997 and early 1998.

(2)  BASIS OF PRESENTATION

         The historical summary has been prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X (for inclusion in the Form 8-K of EastGroup Properties, Inc.) and is not a complete presentation of Industry's revenues and expenses. The historical summary has been prepared on the accrual basis of accounting.

         The accompanying interim unaudited historical summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations (consisting only of normal recurring adjustments) necessary to present fairly the historical summary for the three months ended March 31, 1998 have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

         Management of Industry has made estimates and assumptions relating to the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare the historical summary in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  GROSS INCOME

         Industry leases warehouse space under various operating lease agreements with its tenants. All leases are accounted for as operating leases. Base rental income is recognized on a straight-line basis over the terms of the operating leases. These leases include provisions under which Industry is reimbursed for certain common area maintenance costs and increases in real estate taxes and insurance costs over base year amounts.

         A summary of minimum rents to be received from tenants under noncancellable operating leases in effect at December 31, 1997 follows:

                                         YEAR ENDING
                                         DECEMBER 31,
                                         ------------

                                  1998            $1,497,533
                                  1999             1,798,398
                                  2000             1,755,572
                                  2001             1,592,870
                                  2002             1,531,828
                                  Later years        822,282
                                                  ----------

                                                  $8,998,483
                                                  ==========

(4)  DIRECT OPERATING EXPENSES

         Direct operating expenses include only those costs comparable to the proposed future operation of Industry. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the historical summary.

         During 1997, Industry was managed by Investment Development Services, Inc. for a fee based on the greater of $1,000 per month or three percent of gross receipts, as defined.

(5)  COMMITMENTS AND CONTINGENCIES

         The owner of Industry has an indemnity agreement with the former owner for the remediation of contaminated groundwater. The indemnity agreement covers future owners and tenants. The owner of Industry also has a $5,000,000 environmental liability policy that runs through September 2001.

                           EASTGROUP PROPERTIES, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                              AS OF MARCH 31, 1998

         The following unaudited pro forma consolidated balance sheet sets forth the effect of the EastGroup Properties, Inc. merger with Meridian Point Realty Trust VIII Co. ("Meridian" or Meridian VIII") as if the merger had been consummated on March 31, 1998, and the material acquisitions of Wal-Mart Distribution Center, World Houston 1 and 2 Distribution Center and Industry Distribution Center as if these acquisitions had been consummated on March 31, 1998. The pro forma consolidated balance sheet includes allocations of the purchase price to assets and liabilities of Meridian based on a preliminary review of the respective fair values. Final allocations will be made based upon a final review after completion of the merger. Any differences in the preliminary amounts and final allocations are not expected to be material. The pro forma consolidated balance sheet has been prepared by management of EastGroup based upon the historical financial statements of EastGroup and Meridian and the adjustments and assumptions in the accompanying notes to the pro forma consolidated balance sheet. This pro forma consolidated balance sheet may not be indicative of the financial position had the merger and acquisitions been in effect on the dates indicated or which may occur in the future. The pro forma consolidated balance sheet and notes thereto should be read in conjunction with the other financial statements and the notes thereto of EastGroup incorporated by reference herein.



                                                  EASTGROUP       MERIDIAN VIII     EASTGROUP
                                                MARCH 31, 1998   MARCH 31, 1998      MATERIAL        PRO FORMA        PRO FORMA
                                                 (HISTORICAL)     (HISTORICAL)    ACQUISITIONS     ADJUSTMENTS(3)    CONSOLIDATED
                                               ----------------------------------------------------------------------------------
                                                                            (IN THOUSANDS EXCEPT PER SHARE DATA)

ASSETS
Real estate properties (net of
   accumulated depreciation)                            $369,755      69,376         34,876 (1)            27,545           501,552
Real estate held for sale, net                            20,033           0              0                     0            20,033
Mortgage loans (net of allowance for losses)              10,868           0              0                     0            10,868
Investment in real estate investment trusts               18,688           0              0               (14,788)            3,900
Cash and cash equivalents                                    965       7,430              0                     0             8,395
Other assets                                               9,885       2,727              0                  (804)           11,808
                                               ------------------------------------------------------------------------------------
                                                         430,194      79,533         34,876                11,953           556,556
                                               ====================================================================================

LIABILITIES
Mortgage notes payable                                   107,355      33,537          4,600 (2)                 0           145,492
Notes payable to banks                                    54,042           0         30,276 (2)            52,578           136,896
Accounts payable and accrued expenses                      3,938       2,098              0                     0             6,036
Minority interest                                          2,476           0              0                     0             2,476
Other liabilities                                          2,111         623              0                 3,500(4)          6,234
                                               ------------------------------------------------------------------------------------
                                                         169,922      36,258         34,876                56,078           297,134
                                               ====================================================================================

STOCKHOLDERS' EQUITY
Common and preferred stock                                     2           7              0                    (7)                2
Additional paid-in-capital                               245,720      65,953              0               (65,953)          245,720
Undistributed earnings (deficit)                          13,098     (22,685)             0                22,685            13,098
Accumulated other comprehensive income                     1,452           0              0                  (850)              602
                                               ------------------------------------------------------------------------------------
                                                         260,272      43,275              0               (44,125)          259,422
                                               ------------------------------------------------------------------------------------
                                                        $430,194      79,533         34,876                11,953           556,556
                                               ====================================================================================

Book value per share                                       15.99                                                              15.94
                                               ==================                                              ====================

Shares outstanding (in thousands)                         16,277                                                             16,277
                                               ==================                                              ====================






See accompanying notes to Pro Forma Consolidated Balance Sheet (Unaudited).

                           EASTGROUP PROPERTIES, INC.

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                              AS OF MARCH 31, 1998

(1) Material proposed acquisitions include Wal-Mart Distribution Center for $5,754,000, World Houston 1 and 2 Distribution Center for $6,555,000 and Industry Distribution Center for $22,567,000.

(2) EastGroup anticipates assuming a $4,600,000 non-recourse mortgage note payable in the acquisition of World Houston 1 and 2. The 7.77% mortgage matures April 15, 2007. The mortgage is secured by World Houston 1 and
         2. EastGroup anticipates funding the acquisition of Wal-Mart Distribution Center, Industry Distribution Center and the balance of World Houston 1 and 2 with its acquisition line of credit.

(3) Eastgroup acquired all shares owned by Meridian VIII shareholders (except for shares already owned by Eastgroup) for cash of $56,078,000. The merger with Meridian VIII is accounted for under the purchase method of accounting.

         Cost of shares acquired in merger (except for shares
          owned by EastGroup)
               Common - 1,709,937 shares x $8.50 per share          $14,534,000
               Preferred - 3,804,371 shares x $10.00 per share       38,044,000
            Costs of transaction - estimated                          3,500,000
                                                                    -----------
                                                                    $56,078,000
         Carrying amount of EastGroup's existing investment in
          1,469,556 Meridian VIII shares                             14,788,000
         Eliminate unrealized gain in the investment                   (850,000)
                                                                    -----------
            Cost of net assets                                      $70,016,000
                                                                    ===========

         The difference between Meridian VIII's book value and EastGroup's cost is allocated to Meridian VIII's noncurrent assets based on a preliminary review of the respective fair values. Final allocations will be made based upon a final review of the properties after the companies have merged. Any differences in the preliminary amounts and the final allocations are not expected to be material.

        Cost                                    $70,016,000
        Book value                               43,275,000
                                                -----------
        Difference                              $26,741,000
                                                ===========

        Difference is allocated as follows:

        Real estate                             $27,545,000
        Other assets, no value                     (804,000)
                                                -----------
                                                $26,741,000
                                                ===========

(4) EastGroup's costs of $3,500,000 associated with the Merger are assumed to be paid with Meridian's cash received upon completion of the Merger.

                           EASTGROUP PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998

The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 1998 sets forth the effect of EastGroup's merger with Meridian VIII, the purchase of Estrella Distribution Center on February 18, 1998, and the probable purchases of Wal-Mart Distribution Center, World Houston 1 and 2 Distribution Center and Industry Distribution Center as if these acquisitions had been consummated on January 1, 1997. The pro forma consolidated statement of operations has been prepared by management of EastGroup based upon historical statements of operations of EastGroup and Meridian and the adjustments and assumptions in the accompanying notes to the consolidated statement of operations. The pro forma statement of operations may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statement of operations and the notes thereto should be read in conjunction with the other financial statements and the notes thereto of EastGroup incorporated by reference herein.

                                            EastGroup         EastGroup           Pro Forma        Meridian VIII
                                          March 31, 1998       Material          Consolidated      March 31, 1998
                                           (Historical)     Acquisitions(1)    Prior to Meridian    (Historical)
                                           ------------     ---------------    -----------------    ------------
                                                            (In thousands except per share data)
REVENUES
Income from real estate operations          $15,335            688                 16,023                  2,596
Interest:
 Mortgage loans                                 458              0                    458                      0
 Other                                           24              0                     24                      0
Other                                           224              0                    224                     87
                                           ---------------------------------------------------------------------
                                             16,041            688                 16,729                  2,683
                                           =====================================================================
EXPENSES
Operating expenses from real
 estate operations                            3,996            197                  4,193                    588
Interest expense                              2,939            679 (2)              3,618                    704
Depreciation and amortization                 3,206            201 (3)              3,407                    601
Minority interest in joint ventures             106              0                    106                      0
General and administrative expenses             869              0                    869                  1,912
                                           ---------------------------------------------------------------------
                                             11,116          1,077                 12,193                  3,805
                                           ---------------------------------------------------------------------

INCOME (LOSS) BEFORE GAIN IN INVESTMENTS      4,925           (389)                 4,536                 (1,122)
Gain on real estate and mortgage loans           73              0                     73                      0
                                           ---------------------------------------------------------------------
NET INCOME (LOSS)                            $4,998           (389)                 4,609                 (1,122)
                                           =====================================================================

BASIC PER SHARE DATA
--------------------
Net income                                     $.31
                                           =========
Weighted average shares outstanding          16,223
                                           =========

                                                                   Pro Forma
                                            Pro Forma             Consolidated
                                           Adjustments           After Meridian
                                          ------------           --------------
                                        (In thousands except per share data)

REVENUES
Income from real estate operations                0                      18,619
Interest:
 Mortgage Loans                                   0                         458
 Other                                            0                          24
Other                                          (118) (4)                    193
                                           ------------------------------------
                                               (118)                     19,294
                                           ====================================
EXPENSES
Operating expenses from real
 estate operations                                0                       4,781
Interest expense                                933  (5)                  5,255
Depreciation and amortization                    86  (7)                  4,094
Minority interest in joint ventures               0                         106
General and administrative expenses          (1,570) (6)                  1,211
                                           ------------------------------------
                                              (551)                      15,447
                                           ------------------------------------

INCOME (LOSS) BEFORE GAIN IN INVESTMENTS        433                       3,847
Gain on real estate and mortgage loans            0                          73
                                           ------------------------------------
NET INCOME (LOSS)                               433                       3,920
                                           ====================================
BASIC PER SHARE DATA
--------------------
Net income                                                                 $.24
                                                                 ==============
Weighted average shares outstanding                                      16,223
                                                                 ==============

                                                                   Pro Forma
                                            EastGroup             Consolidated
                                           (Historical)          After Meridian
                                           ------------          --------------
DILUTED PER SHARE DATA
----------------------
Net income                                      $.30                       $.24
                                           ====================================
Weighted average shares outstanding           16,391                     16,391
                                           ====================================

                          EASTGROUP PROPERTIES, INC.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                   FOR THE THREE MONTHS ENDING MARCH 31, 1998

(1)     EastGroup's material acquisitions:

                                                                                      REO
ACQUISITION                  PROPERTY                                  INCOME     DEPRECIATION   INTEREST       OTHER
   DATE                     DESCRIPTION                               FROM REO      EXPENSE       EXPENSE      EXPENSE      TOTAL
   ----                     -----------                               --------      -------       -------      -------      -----

02/18/98         Estrella East - Phoenix, AZ                             82,000      (16,000)     (60,000)    (29,000)     (23,000)

(proposed)       Industry Distribution Center - Los Angeles, CA         241,000     (120,000)    (401,000)    (95,000)    (375,000)

(proposed)       Walmart - Tuscon, AZ                                   154,000      (30,000)    (102,000)    (10,000)      12,000

(proposed)       World Houston 1&2 - Houston, TX                        211,000      (35,000)    (116,000)    (63,000)      (3,000)
                                                                  -----------------------------------------------------------------

TOTAL                                                                   688,000     (201,000)    (679,000)   (197,000)    (389,000)
                                                                  =================================================================

(2) Increase interest expense on bank debt for borrowings to purchase the material acquisitions. The bank borrowings to purchase these acquisitions were $32,932,000, at an average rate of 7.2%, and mortgages totaling $7,262,000 were assumed on Estrella and World Houston 1 and 2.

(3) Depreciation on material acquisitions is based on an estimated life of forty years for buildings.

(4)     Eliminate EastGroup's dividend income from Meridian VIII shares.

(5) Increase interest expense for borrowings to purchase Meridian VIII shares. The borrowings to purchase these shares was $52,571,000 at an average rate of 7.2% for first quarter 1998. EastGroups' costs of $3,500,000 associated with the Merger are assumed to be paid with Meridian's cash received upon completion of the Merger.

(6) Decrease in general and administrative is primarily due to nonrecurring costs of stock appreciation rights expense of $560,000 and an investor advisor fee of $1,010,000, related to advisory services and a fairness opinion relating to the Merger, which were expensed by Meridian in the first quarter of 1998.

(7) Depreciation is based on allocation of the purchase price and an estimated life of thirty years for buildings.

                           EASTGROUP PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 sets forth the effect of EastGroup's merger with Meridian VIII, the purchase of Lockwood Distribution Center on May 9, 1997, Senator Street Distribution Center on July 16, 1997, Chamberlain Distribution Center on July 22, 1997, Jacksonville and New Orleans Properties on September 24, 1997, Butterfield Trail Industrial Park on December 1, 1997, Eastlake Industrial Center on December 5, 1997, Estrella Distribution Center on February 18, 1998, and the proposed purchases of Wal-Mart Distribution Center, World Houston 1 and 2 Distribution Center and Industry Distribution Center as if these acquisitions had been consummated on January 1, 1997. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 also sets forth the effect of EastGroup and Meridian's material dispositions and EastGroup's equity offerings. The pro forma consolidated statement of operations has been prepared by management of EastGroup based upon historical statements of operations of EastGroup and Meridian and the adjustments and assumptions in the accompanying notes to the consolidated statement of operations. The pro forma statement of operations may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statement of operations and the notes thereto should be read in conjunction with the other financial statements and the notes thereto of EastGroup incorporated by reference herein.

                                            EastGroup         EastGroup        EastGroup          EastGroup        Pro Forma
                                       December 31, 1997       Material         Material           Equity         Consolidated
                                           (Historical)     Acquisitions(2)   Dispositions(3)     Offerings(9)  Prior to Meridian
                                       ------------------------------------------------------------------------------------------
                                                                                        (In thousands except per share data)
REVENUES
Income from real estate operations          $49,791            11,728           (2,162)                 0             59,357
Interest:
 Mortgage Loans                               2,013                 0                0                  0              2,013
 Other                                          558                 0                0                  0                558
Other                                         1,260                 4             (548)                 0                716
                                       ------------------------------------------------------------------------------------------
                                             53,622            11,732           (2,710)                 0             62,644
                                       ==========================================================================================

EXPENSES
Operating expenses from real
 estate operations                           14,825             2,688             (879)                 0             16,634
Interest expense                             10,551             9,038(7)        (1,113)(8)         (4,363)            14,113
Depreciation and amortization                10,409             2,681(6)            (9)                 0             13,081
Minority interest in joint ventures             512                 0                0                  0                512
General and administrative expenses           2,923                 0                0                  0              2,923
                                       ------------------------------------------------------------------------------------------
                                             39,220            14,407           (2,001)            (4,363)            47,263
                                       ------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE GAIN IN INVESTMENTS     14,402            (2,675)            (709)             4,363             15,381

Gain (loss) on real estate and mortgage
loans                                         6,377                 0           (6,596)(1)              0               (219)
                                       ------------------------------------------------------------------------------------------

NET INCOME (LOSS)                           $20,779            (2,675)          (7,305)             4,363             15,162
                                       ==========================================================================================

BASIC PER SHARE DATA
--------------------
Net income                                    $1.58
                                              =====

Weighted average shares outstanding          13,176
                                             ======
                                                                    Meridian
                                               Meridian             Material                          Pro Forma
                                           December 31, 1997      Acquisitions/       Pro Forma     Consolidated
                                              (Historical)        Disposition(4)     Adjustments    After Meridian
                                           -----------------      ------------       ------------   --------------
                                         (In thousands except
                                            per share data)
REVENUES
Income from real estate operations              10,356                  (274)                 0             69,439
Interest:
 Mortgage Loans                                      0                     0                  0              2,013
 Other                                             214                     0                  0                772
Other                                                0                     0               (217)(5)            499
                                           --------------------------------------------------------------------------
                                                10,570                  (274)              (217)            72,723
                                           ==========================================================================

EXPENSES
Operating expenses from real
 estate operations                               3,210                  (263)                 0             19,581
Interest expense                                 2,583                    49              4,565(12)         21,310
Depreciation and amortization                    2,446                   (52)               300(11)         15,775
Minority interest in joint ventures                  0                     0                  0                512
General and administrative expenses                954                     0                  0              3,877
                                           --------------------------------------------------------------------------
                                                 9,193                  (266)             4,865             61,055
                                           --------------------------------------------------------------------------

INCOME (LOSS) BEFORE GAIN IN INVESTMENTS         1,377                    (8)            (5,082)            11,668

Gain (loss) on real estate and mortgage
loans                                            1,995                (1,995)                 0               (219)
                                           --------------------------------------------------------------------------

NET INCOME (LOSS)                                3,372                (2,003)            (5,082)            11,449
                                           ==========================================================================

BASIC PER SHARE DATA
--------------------

Net income                                                                                                   $ .71
                                                                                                        =============

Weighted average shares outstanding(10)                                                                     16,178
                                                                                                        =============

                                                                   EastGroup                             Pro Forma
                                                               December 31, 1997                        Consolidated
                                                                  (Historical)                         After Meridian
                                                                  ------------                         --------------
DILUTED PER SHARE DATA
----------------------

Net income                                                             $1.56                                 $ .70
                                                                  ===================================================

Weighted average shares outstanding                                   13,338                                16,340
                                                                  ===================================================


                          EASTGROUP PROPERTIES, INC.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (UNAUDITED)
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

(1) Gain on EastGroup dispositions of $6,596,000 in 1997 has been eliminated in determining pro forma net income.

(2)     EastGroup's material acquisitions:

ACQUISITION                 PROPERTY                             INCOME       DEPRECIATION    INTEREST        OTHER
   DATE                    DESCRIPTION                          FROM REO        EXPENSE        EXPENSE       EXPENSE        TOTAL
   ----                    -----------                          --------        -------        -------       -------        -----

05/09/97     Lockwood Distribution Center - Houston, TX            452,000       (66,000)      (162,000)     (98,000)      126,000

07/16/97     Senator Street - Memphis, TN                          272,000       (40,000)      (100,000)     (73,000)       59,000

07/22/97     Chamberlain - Tucson, AZ                              302,000       (69,000)      (230,000)     (84,000)      (81,000)

09/24/97     Ellis, Westside, Elmwood & Riverbend
             Jacksonville, FL and New Orleans, LA                4,307,000      (743,000)    (3,406,000)    (804,000)     (646,000)

12/01/97     Butterfield Trail - El Paso, TX                     2,613,000      (685,000)    (1,347,000)    (644,000)      (63,000)

12/05/97     Eastlake Distribution Center - Chula Vista, CA      1,032,000      (223,000)      (756,000)    (196,000)     (143,000)

02/18/98     Estrella East - Phoenix, AZ                           677,000      (117,000)      (442,000)    (199,000)      (81,000)

(proposed)   Industry Distribution Center - Los Angeles, CA        620,000      (479,000)    (1,670,000)    (337,000)   (1,866,000)

(proposed)   Walmart - Tuscon, AZ                                  624,000      (119,000)      (426,000)     (47,000)       32,000

(proposed)   World Houston 1 and 2 - Houston, TX                   833,000      (140,000)      (499,000)    (206,000)      (12,000)
                                                              ---------------------------------------------------------------------

TOTALS                                                          11,732,000    (2,681,000)    (9,038,000)  (2,688,000)   (2,675,000)
                                                              =====================================================================

(3)     EastGroup's material dispositions:

                                                                                                      REO
DISPOSITION                PROPERTY                                INCOME             INCOME      DEPRECIATION     INTEREST
   DATE                   DESCRIPTION                             FROM REO        JOINT VENTURE      EXPENSE       EXPENSE
   ----                   -----------                             --------        -------------      -------       -------

07/31/97     Sante Fe Entergy Building - Houston, TX              (1,648,000)               0         9,000         542,000

08/29/97     Liberty Corners Shopping Center - Liberty , Mo         (514,000)               0             0         256,000

09/16/97     Cowesett Corners Shopping Center - Warwick, RI                0         (548,000)            0         315,000
             (Joint Venture)                                   ----------------------------------------------------------------
TOTAL                                                             (2,162,000)        (548,000)        9,000       1,113,000
                                                               ================================================================

DISPOSITION                PROPERTY                                OTHER       GAIN ON
   DATE                   DESCRIPTION                             EXPENSE     INVESTMENTS       TOTAL
   ----                   -----------                             -------     -----------       -----

07/31/97     Sante Fe Entergy Building - Houston, TX               718,000     (2,306,000)   (2,685,000)

08/29/97     Liberty Corners Shopping Center - Liberty , Mo        161,000     (2,614,000)   (2,711,000)

09/16/97     Cowesett Corners Shopping Center - Warwick, RI              0     (1,676,000)   (1,909,000)
             (Joint Venture)                                    ----------------------------------------
TOTAL                                                              879,000     (6,596,000)   (7,305,000)
                                                                ========================================

(4)     Meridian's material acquisitions/dispositions:

ACQUISITION/                                                          REO                                     GAIN
DISPOSITION       PROPERTY                             INCOME     DEPRECIATION    INTEREST       OTHER         ON
   DATE          DESCRIPTION         LOCATION         FROM REO       EXPENSE       EXPENSE      EXPENSE    INVESTMENTS      TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
Disposition
10/9/97       South Sayre        Bedford Park, IL   ($781,000)     136,000            0        345,000     (936,000)    (1,236,000)

Disposition
6/13/97       Interchange D(13)  Jackson, MS                0            0            0              0   (1,059,000)    (1,059,000)

Acquisition
8/27/97       '49 Distributors   Florida              235,000      (43,000)           0        (39,000)           0        153,000


Acquisition
8/27/97       Australian One     Florida              135,000      (21,000)     (49,000)       (28,000)           0         37,000


Acquisition   Congress
8/27/97       Crossings          Florida              137,000      (20,000)           0        (15,000)           0        102,000
                                                 ---------------------------------------------------------------------------------
TOTALS                                              ($274,000)      52,000      (49,000)       263,000   (1,995,000)    (2,003,000)
                                                 =================================================================================

(5)     Eliminate dividend income from Meridian's shares.

(6) Depreciation on material acquisitions is based on an estimated life of forty years for buildings.

(7) Increase interest expense on bank debt for borrowings to purchase the material acquisitions. The bank borrowings to purchase these acquisitions were $73,418,000, at an average rate of 7.4%, and mortgages totaling $59,862,000 were assumed on the Jacksonville and New Orleans properties, Chamberlain, Eastlake, World Houston 1 and 2 and Estrella.

        The September 24, 1997 acquisition of the Jacksonville and New Orleans Properties was funded with cash and two first mortgage loans totaling $45,000,000 at 9.25% interest lent by the seller to EastGroup. The mortgage loans matured and were repaid December 31, 1997.

(8) Decrease interest expense for the repayment of mortgage notes payable on real estate properties and for the reduction of variable rate debt with proceeds in excess of mortgage notes payable.

(9) In February 1997, the Company issued a total of 2,100,000 common shares under an existing shelf registration. Net proceeds of the offering were approximately $36,654,000, net of underwriting commissions and expenses.

        In October 1997, the Company completed an offering of 3,500,000 common shares of its common stock for net proceeds of $72,555,000.

        For pro forma purposes, interest expense was reduced for the reduction of variable rate debt as if the proceeds from the offerings had been received on January 1, 1997. EastGroup's weighted average basic shares outstanding were also restated to show the effect of the shares as if they had been issued January 1, 1997 as detailed in note (10).

(10)    Weighted average EastGroup shares outstanding were computed as follows:

                                                          TWELVE MONTHS ENDED
                                                            DECEMBER 31, 1997
                                                          -------------------
                                                             (IN THOUSANDS)
Historical weighted average EastGroup shares outstanding         13,176
EastGroup shares issued in February 1997 equity offering            231
EastGroup shares issued in October 1997 equity offering           2,771
                                                              ---------

Pro forma weighted average EastGroup shares outstanding          16,178
                                                              =========

(11) Depreciation is based on allocation of the purchase price and an estimated life of thirty years for buildings.

(12) Increase interest expense for borrowings to purchase Meridian VIII shares. The borrowings to purchase these shares was $52,571,000 at an average rate of 7.4%.

(13)    Interchange D was sold by Meridian VIII to EastGroup.

(14) EastGroup's costs of $3,500,000 associated with the Merger are assumed to be paid with Meridian's cash received upon completion of the Merger.


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